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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

ARCHER DANIELS MIDLAND COMPANY

June 30, 1997

Following is a list of the Registrant's subsidiaries showing the percentage of voting securities owned:


                                       Organized Under
                                           Laws of        Ownershi
                                                                 p
ADM Agri-Industries Ltd.               Canada            100%
ADM Europe BV                          Netherlands       100
ADM Europoort BV                       Netherlands       100
ADM/Growmark River Systems, Inc.       Delaware          100
ADM Beteiligungs GmbH                  Germany           100
ADM International Ltd. (B)             England           100
ADM Investor Services, Inc.            Delaware          100
ADM Ireland Holdings Ltd.              Ireland           100
ADM Milling Co.                        Minnesota         100
ADM Oelmuhlen GmbH & Co. KG            Germany           100
ADM Ringaskiddy                        Ireland           100
ADM Transportation Co.                 Delaware          100
ADMIC Investments NV                   Netherlands       100
                                       Antilles
Agrinational Insurance Company         Vermont           100
Agrinational Ltd.                      Cayman Islands    100
Alfred C. Toepfer International (A)    Germany           50
American River Transportation Co.      Delaware          100
Collingwood Grain, Inc.                Kansas            100
Compagnie Industrielle Et Financiere   Luxembourg        42
(CIP)(A)
Consolidated Nutrition, L.C. (A)       Iowa              50
Erith Oil Works Ltd.                   England           100
Fleischmann Malting Company, Inc.      Delaware          100
Gruma S.A. de C.V. (A)                 Mexico            22
Hickory Point Bank & Trust Co.         Illinois          100
Midland Stars, Inc.                    Delaware          100
Oelmuhle Hamburg AG (C)                Germany           95
Premiere Agri Technologies Inc.        Delaware          100
Tabor Grain Co.                        Nevada            100

(A) Not included in consolidated financial statements--included on the equity basis.

(B) ADM International Ltd. has twenty-two subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(C) Oelmuhle Hamburg AG has twelve subsidiaries whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

The names of twenty-nine domestic subsidiaries and sixty-eight international subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
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